Exhibit (d)(2)

      CERTIFICATE                                                   NUMBER OF
        NUMBER                                                       SHARES

                             CNA INCOME SHARES, INC.
                Organized Under the Laws of the State of Maryland
                    Auction Rate Cumulative Preferred Shares
                                   Series T
                            Par Value $0.01 Per Share
                    $25,000 Liquidation Preference Per Share

                                                        Cusip No. ______________

     This certifies that ____________ is the owner of fully paid and non-assessable shares of Auction Rate Cumulative Preferred Shares, Series ___, par value $0.01 per share, $25,000 liquidation preference per share, of CNA Income Shares, Inc. (the "Fund") transferable only on the books of the Fund by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

     IN WITNESS WHEREOF, the Fund has caused this Certificate to be signed by its duly authorized officers and its Seal to be hereunto affixed this day of A.D. 2001.



BANKERS TRUST COMPANY                        CNA INCOME SHARES, INC.
As Transfer Agent and Registrar

By:                                          By:
   -------------------------------              -----------------------------
   Authorized Signature                         Title:
                                                Name:

                                          Attest:
                                                 ----------------------------
                                                 Name:
                                                 Title:



FOR VALUE RECEIVED, ____________________________ hereby sells, assigns and transfers unto _______________ shares of Auction Rate Cumulative Preferred Shares, Series T represented by this Certificate, and does hereby irrevocably constitute and appoint ___________________________ Attorney to transfer said Shares on the books of the within named Fund with full power of substitution in the premises.

Dated: _____________________, _______

In presence of

          Shares of Auction Rate Cumulative Preferred Shares, Series T evidenced by this Certificate may be sold, transferred or otherwise disposed of only pursuant to the provisions of the Fund's Articles Supplementary establishing and fixing the rights and preferences of the Fund's Auction Rate Cumulative Preferred Shares, Series T, a copy of which may be obtained at the office of the State Department of Assessments and Taxation of Maryland.

          The Fund will furnish information about the restrictions on transferability to any shareholder upon request and without charge. Any such request should be addressed to the Secretary of the Fund.

          The Fund also will furnish to any shareholder, upon request and without charge, a full statement of the designations, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption and relative rights and preferences of the stock of each class and series of capital stock of the Fund authorized to be issued, so far as they have been determined, and the authority of the Board of Directors to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Fund.